PBF LOGISTICS LP
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(unaudited, in thousands, except unit data)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$19,681	$19,664
Accounts receivable - affiliates	31,473	40,817
Accounts receivable	2,500	1,423
Prepaids and other current assets	1,551	1,793
Total current assets	55,205	63,697
Property, plant and equipment, net	722,907	684,488
Goodwill	6,332	—
Other non-current assets	5,807	30
Total assets	$790,251	$748,215

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$6,745	$8,352
Accounts payable and accrued liabilities	13,709	19,794
Deferred revenue	1,152	1,438
Total current liabilities	21,606	29,584
Long-term debt	603,581	548,793
Other long-term liabilities	1,825	2,078
Total liabilities	627,012	580,455

Commitments and contingencies (Note 9)

Equity:
Net Investment - Predecessor	12,495	10,665
Common unitholders (42,073,062 and 41,900,708 units issued and outstanding, as of June 30, 2018 and December 31, 2017, respectively)	(21,709)	(17,544)
IDR holder - PBF LLC	3,415	2,736
Total PBF Logistics LP equity	(5,799)	(4,143)
Noncontrolling interest	169,038	171,903
Total equity	163,239	167,760
Total liabilities and equity	$790,251	$748,215

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” in the accompanying Notes to Condensed Consolidated Financial Statements for further discussion.

See accompanying notes to condensed consolidated financial statements.

PBF LOGISTICS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited, in thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Affiliate	$63,785	$58,355	$124,649	$114,557
Third-party	4,314	4,661	8,190	9,623
Total revenue	68,099	63,016	132,839	124,180

Costs and expenses:
Operating and maintenance expenses	20,724	17,194	40,604	34,863
General and administrative expenses	6,488	6,098	10,779	9,413
Depreciation and amortization	7,091	5,857	13,734	11,340
Total costs and expenses	34,303	29,149	65,117	55,616

Income from operations	33,796	33,867	67,722	68,564

Other expense:
Interest expense, net	(10,029)	(7,509)	(19,614)	(15,077)
Amortization of loan fees and debt premium	(396)	(377)	(759)	(793)
Net income	23,371	25,981	47,349	52,694
Less: Net loss attributable to Predecessor	(1,084)	(1,150)	(2,363)	(2,644)
Less: Net income attributable to noncontrolling interest	4,363	3,820	8,385	7,419
Net income attributable to the partners	20,092	23,311	41,327	47,919
Less: Net income attributable to the IDR holder	3,415	2,107	6,370	3,793
Net income attributable to PBF Logistics LP unitholders	$16,677	$21,204	$34,957	$44,126

Net income per limited partner unit:
Common units - basic	$0.39	$0.49	$0.83	$1.04
Common units - diluted	0.39	0.49	0.83	1.04
Subordinated units - basic and diluted	—	0.52	—	1.07

Weighted-average limited partner units outstanding:
Common units - basic	42,231,119	31,428,577	42,176,202	28,784,479
Common units - diluted	42,294,616	31,485,563	42,190,136	28,788,463
Subordinated units - basic and diluted	—	10,649,228	—	13,253,423

Cash distribution declared per unit	$0.4950	$0.4700	$0.9850	$0.9300

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” in the accompanying Notes to Condensed Consolidated Financial Statements for further discussion.

See accompanying notes to condensed consolidated financial statements.

PBF LOGISTICS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$47,349	$52,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,734	11,340
Amortization of loan fees and debt premium	759	793
Unit-based compensation expense	3,497	3,708
Changes in operating assets and liabilities:
Accounts receivable - affiliates	9,344	5,454
Accounts receivable	(1,077)	2,412
Prepaids and other current assets	242	(595)
Accounts payable - affiliates	(1,607)	7,051
Accounts payable and accrued liabilities	(5,326)	6,412
Deferred revenue	(286)	277
Other assets and liabilities	(1,302)	(1,109)
Net cash provided by operating activities	65,327	88,437

Cash flows from investing activities:
Knoxville Terminals Purchase	(58,000)	—
Toledo Products Terminal Acquisition	—	(10,097)
Expenditures for property, plant and equipment	(7,671)	(46,467)
Purchases of marketable securities	—	(75,036)
Maturities of marketable securities	—	115,060
Net cash used in investing activities	(65,671)	(16,540)

Cash flows from financing activities:
Distributions to unitholders	(46,611)	(40,998)
Distributions to TVPC members	(11,250)	(12,254)
Contribution from parent	4,193	7,852
Proceeds from revolving credit facility	64,000	—
Repayment of revolving credit facility	(9,700)	—
Repayment of term loan	—	(39,664)
Deferred financing costs	(271)	—
Net cash provided by (used in) financing activities	361	(85,064)

Net change in cash and cash equivalents	17	(13,167)
Cash and cash equivalents at beginning of year	19,664	64,221
Cash and cash equivalents at end of period	$19,681	$51,054

Supplemental disclosure of non-cash investing and financing activities:
Accrued capital expenditures	$24	$12,943
Issuance of affiliate note payable	—	11,600

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” in the accompanying Notes to Condensed Consolidated Financial Statements for further discussion.

See accompanying notes to condensed consolidated financial statements.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

PBF Logistics LP (“PBFX” or the “Partnership”) is a Delaware limited partnership formed in February 2013. PBF Logistics GP LLC (“PBF GP” or “our general partner”) serves as the general partner of PBFX. PBF GP is wholly-owned by PBF Energy Company LLC (“PBF LLC”). PBF Energy Inc. (“PBF Energy”) is the sole managing member of PBF LLC, and as of June 30, 2018, owned 99.0% of the total economic interest in PBF LLC. In addition, PBF LLC is the sole managing member of PBF Holding Company LLC (“PBF Holding”), a Delaware limited liability company and affiliate of PBFX. PBF LLC owns 18,459,497 of PBFX’s common units constituting an aggregate 43.9% limited partner interest in PBFX and owns all of PBFX’s incentive distribution rights (“IDRs”), with the remaining 56.1% limited partner interest owned by public unitholders as of June 30, 2018.

PBFX engages in the receiving, handling, storage and transferring of crude oil, refined products, natural gas and intermediates. The Partnership does not take ownership of or receive any payments based on the value of the crude oil, products, natural gas or intermediates that it handles and does not engage in the trading of any commodities. PBFX’s assets are integral to the operations of PBF Holding’s refineries, and as a result, the Partnership continues to generate a substantial majority of its revenue from transactions with PBF Holding. Additionally, certain of PBFX’s assets also generate revenue from third-party transactions.

On April 16, 2018, the Partnership’s wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), completed the purchase of two refined product terminals located in Knoxville, Tennessee, which include product tanks, pipeline connections to the Colonial and Plantation pipeline systems and truck loading facilities (the “Knoxville Terminals”) from Cummins Terminals, Inc. (“Cummins”) for total cash consideration of approximately $58,000, excluding working capital adjustments (the “Knoxville Terminals Purchase”). This acquisition was accounted for as a business combination under U.S. generally accepted accounting principles (“GAAP”). Refer to Note 3 “Acquisitions” of the Notes to Condensed Consolidated Financial Statements for further discussion regarding the Knoxville Terminals Purchase.

On July 16, 2018, the Partnership entered into four contribution agreements with PBF LLC pursuant to which PBF Energy contributed to PBFX certain of its subsidiaries (the “Development Assets Contribution Agreements”). Pursuant to the Development Assets Contribution Agreements, the Partnership acquired from PBF LLC all of the issued and outstanding limited liability company interests of: Toledo Rail Logistics Company LLC (“TRLC”), whose assets consist of a loading and unloading rail facility located at PBF Holding’s Toledo Refinery (the “Toledo Rail Products Facility”); Chalmette Logistics Company LLC (“CLC”), whose assets consist of a truck loading rack facility (the “Chalmette Truck Rack”) and a rail yard facility (the “Chalmette Rosin Yard”), both of which are located at PBF Holding’s Chalmette Refinery; Paulsboro Terminaling Company LLC (“PTC”), whose assets consist of a lube oil terminal facility located at PBF Holding’s Paulsboro Refinery (the “Paulsboro Lube Oil Terminal”); and DCR Storage and Loading Company LLC (“DSLC”), whose assets consist of an ethanol storage facility located at PBF Holding’s Delaware City Refinery (the “Delaware Ethanol Storage Facility” and collectively with the Toledo Rail Products Facility, the Chalmette Truck Rack, the Chalmette Rosin Yard, the Paulsboro Lube Oil Terminal, the “Development Assets”). The acquisition of the Development Assets closed on July 31, 2018 (the “Development Assets Acquisition”). This acquisition was accounted for as a transfer of assets between entities under common control under GAAP. Refer to Note 3 “Acquisitions” of the Notes to Condensed Consolidated Financial Statements for further discussion regarding the Development Assets Acquisition.

Principles of Combination and Consolidation and Basis of Presentation

In connection with, and subsequent to, PBFX’s initial public offering (“IPO”), the Partnership has acquired certain assets from PBF LLC (collectively referred to as the “Contributed Assets”). The acquisitions completed subsequent to the IPO were made through a series of drop-down transactions with PBF LLC (collectively referred to as the “Acquisitions from PBF”). The assets, liabilities and results of operations of the Contributed Assets prior to their acquisition by PBFX are collectively referred to as the “Predecessor.” The transactions through which PBFX acquired the Contributed Assets were transfers of assets between entities under common control.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

Accordingly, the accompanying condensed consolidated financial statements and related notes present the results of operations and cash flows of our Predecessor for all periods presented prior to the effective date of each transaction. The financial statements of our Predecessor have been prepared from the separate records maintained by PBF Energy and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Predecessor had been operated as an unaffiliated entity. See the Current Report on Form 8-K filed with the SEC on November 7, 2018, which retrospectively adjusted the 2017 financial statements to give retrospective effect to the Development Assets Acquisition (the “recast 2017 Form 10-K”) for additional information regarding the Acquisitions from PBF and the commercial agreements and amendments to other agreements with related parties executed in connection with these acquisitions.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, PBFX has included all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and the results of operations and cash flows of PBFX for the periods presented. The results of operations for the three and six months ended June 30, 2018 are not necessarily indicative of the results that may be expected for the full year.

The Predecessor generally did not historically operate its respective assets for the purpose of generating revenues independent of other PBF Energy businesses prior to PBFX’s IPO or for assets acquired in the Acquisitions from PBF, prior to the effective dates of each transaction, with the exception of the Paulsboro Lube Oil Terminal. All intercompany accounts and transactions have been eliminated.

Summary of Significant Accounting Policies

Goodwill

Goodwill, related to an acquisition, is calculated as the excess of the purchase price over the fair value of the identifiable net assets and is carried at cost. Goodwill is not amortized for financial reporting purposes; however, it is subject to annual assessment to determine if an impairment of goodwill has occurred. The Partnership intends to perform this impairment review annually in the second half of the calendar year, or in any period prior to the annual assessment, in which the Partnership experiences any circumstances that would indicate an impairment exists, such as disruptions in its business or other significant declines in results. An impairment loss is recorded if the implied fair value of the reporting unit is less than the carrying value. Reporting units are based on a component of the business with discrete financial information that management reviews on a regular basis. The Partnership reviews its reporting units on an annual basis. During the three and six months ended June 30, 2018, there have been no impairment indicators, or changes in the Partnership’s business, that would cause the Partnership to perform a goodwill impairment assessment.

Intangibles

The Partnership’s intangibles are comprised of customer relationships, which were acquired in connection with the Knoxville Terminals Acquisition and were recorded at estimated fair value at the date of acquisition.

Intangibles with definite lives are amortized using the straight-line method over their relative estimated useful life, or the period of which they provide an economic benefit. The customer relationships estimated useful life for the Knoxville Terminals Acquisition were determined to be 10 years.

Recently Adopted Accounting Guidance

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606), “Revenue from Contracts with Customers” (“ASC 606”). ASC 606 supersedes

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

the revenue recognition requirements in Accounting Standards Codification 605 “Revenue Recognition” (“ASC 605”), and requires entities to recognize revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Partnership adopted ASC 606 as of January 1, 2018 using the modified retrospective transition method. See Note 2 “Revenue” of the Notes to Condensed Consolidated Financial Statements for further details.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), to increase the transparency and comparability about leases among entities. Additional ASUs have been issued subsequent to ASU 2016-02 to provide additional clarification and implementation guidance for leases related to ASU 2016-02 related to, among other things, the application of certain practical expedients, the rate implicit in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments (collectively, the Partnership refers to ASU 2016-02 and these additional ASUs as the “Updated Lease Guidance”). The Updated Lease Guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. The Updated Lease Guidance is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. While early adoption is permitted, the Partnership will not early adopt the Updated Lease Guidance. The Partnership has established a working group to study and lead the implementation of the Updated Lease Guidance and has instituted a task plan designed to meet the requirements and implementation deadline. The Partnership has also evaluated and purchased a lease software system, completed software design and configuration of the system, and begun testing the implementation of the selected system. The working group continues to evaluate the impact of the Updated Lease Guidance on the Partnership’s consolidated financial statements and related disclosures and the impact on its business processes and controls. While the assessment of this standard is ongoing, the Partnership has identified that the most significant impacts of the Updated Lease Guidance will be to bring nearly all leases onto its balance sheet with “right of use assets” and “lease obligation liabilities” as well as accelerating recognition of the interest expense component of financing leases. The new standard will also require additional disclosures for financing and operating leases.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”) to provide updated guidance on goodwill impairment testing. Under ASU 2017-04, goodwill impairment Step 2 would be eliminated. This step required a comparison of the implied fair value and carrying value of goodwill of the reporting unit. Subsequent to the effective date of ASU 2017-04, during the annual, or if applicable, interim goodwill impairment assessment, entities would perform the test by comparing the fair value of the reporting unit with the carrying value of the reporting unit. The impairment charge would be the excess amount carrying value is greater than fair value, with the total amount limited to the carrying value of goodwill. ASU 2017-04 is effective for annual or, if applicable, interim goodwill impairment assessments beginning after December 15, 2019. Early adoption is permitted. The Partnership is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

2. REVENUE

Adoption of ASC 606

Prior to January 1, 2018, the Partnership recognized revenue from customers when all of the following criteria were met: (i) persuasive evidence of an exchange arrangement existed, (ii) delivery had occurred or services had been rendered, (iii) the buyer’s price was fixed or determinable and (iv) collectability was reasonably assured. Amounts billed in advance of the period in which the service was rendered or product delivered were recorded as deferred revenue.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

Effective January 1, 2018, the Partnership adopted ASC 606. As a result, the Partnership has changed the accounting policy for the recognition of revenue from contracts with customers as detailed below.

The Partnership adopted ASC 606 using the modified retrospective method, which has been applied for the three and six months ended June 30, 2018. The Partnership has applied ASC 606 only to those contracts that were not complete as of January 1, 2018. As such, the financial information for prior periods has not been adjusted and continues to be reported under ASC 605. The Partnership did not record a cumulative effect adjustment upon initially applying ASC 606 as there was not a significant impact upon adoption; however, the details of significant qualitative and quantitative disclosure changes upon implementing ASC 606 are discussed below.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration the Partnership expects to be entitled to in exchange for those goods or services.

As noted in Note 11 “Segment Information” of the Notes to Condensed Consolidated Financial Statements, the Partnership’s business consists of two reportable segments: (i) Transportation and Terminaling and (ii) Storage.

The following table provides information relating to the Partnership’s revenues for each service category by segment for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Transportation and Terminaling Segment
Terminaling	$29,410	$32,169	$56,461	$62,847
Pipeline	19,217	15,679	37,706	31,577
Other	12,506	9,442	24,637	18,492
Total	61,133	57,290	118,804	112,916
Storage Segment
Storage	6,966	5,726	14,035	11,264
Total	6,966	5,726	14,035	11,264
Total Revenue	$68,099	$63,016	$132,839	$124,180

PBFX recognizes revenue by charging fees for crude oil and refined products terminaling, storing and pipeline services based on the greater of contractual minimum volume commitments (“MVCs”), as applicable, or the delivery of actual volumes transferred or stored based on contractual rates applied to throughput or storage volumes.

Minimum Volume Commitments

Transportation and Terminaling

The Partnership’s Transportation and Terminaling segment consists of product terminals, pipelines, crude unloading facilities and other facilities capable of handling barges and ships. Certain of these commercial agreements contain MVCs. Under these commercial agreements, if the Partnership’s customer fails to transport its minimum throughput volumes during any specified period, the customer will pay the Partnership a deficiency payment equal to the volume of the deficiency multiplied by the contractual rate then in effect. The deficiency payment is initially recorded as deferred revenue on the Partnership’s balance sheets for all contracts in which the MVC deficiency makeup period is contractually longer than a fiscal quarter.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

Certain of the Partnership’s customers may apply the amount of any such deficiency payments as a credit for volumes transported on the applicable pipeline or terminal system in excess of its MVC during the following quarters under the terms of the applicable agreement. The Partnership recognizes operating revenues for the deficiency payments when credits are used for volumes transported in excess of MVCs or at the end of the contractual period. If the Partnership determines, based on all available information, that it is remote that the Partnership’s customer will utilize these deficiency payments, the amount of the expected unused credits will be recognized as operating revenues in the period when that determination is made. The use or recognition of the credits is recorded as a reduction to deferred revenue.

Storage

The Partnership earns storage revenue under the crude oil and refined products storage contracts through capacity reservation agreements, where the Partnership collects a fee for reserving storage capacity for customers in its facilities. Customers generally pay reservation fees based on the level of storage capacity reserved rather than the actual volumes stored.

As of June 30, 2018, future fees for MVCs to be received related to noncancelable commercial terminaling, pipeline and storage agreements were as follows:

2018	$109,855
2019	221,024
2020	222,050
2021	221,758
2022	138,674
Thereafter	483,752
Total MVC payments to be received	$1,397,113

Leases

Certain of the Partnership’s commercial agreements are considered operating leases. Under these leasing agreements, the Partnership provides access to storage tanks and/or use of throughput assets that convey the right to control the use of an identified asset to the customer. The Partnership accounts for these transactions under ASC 840 “Leases.” These lease arrangements accounted for $30,149 and $59,925 of the Partnership’s revenue for the three and six months ended June 30, 2018, respectively, which have been retrospectively adjusted for the Development Assets Acquisition.

Deferred Revenue

The Partnership records deferred revenues when cash payments are received or due in advance of performance, including amounts which are refundable. Deferred revenue was $1,152 and $1,438 as of June 30, 2018 and December 31, 2017, respectively. The decrease in the deferred revenue balance as of June 30, 2018 is primarily driven by the timing and extent of cash payments received in advance of satisfying the Partnership’s performance obligations for the comparative periods.

The Partnership’s payment terms vary by the type and location of our customer and the services offered. The period between invoicing and when payment is due is not significant (i.e., generally within two months). For certain services and customer types, the Partnership requires payment before the services are performed for the customer.

Significant Judgment and Practical Expedients

For performance obligations, the Partnership determined that customers are able to obtain control of these services over time. The Partnership determined that these performance obligations, which are satisfied over time,

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

are considered a series that generally have the same pattern of transfer to customers. For stand ready performance obligations, the Partnership generally recognizes revenue over time on a straight-line basis under the time-elapsed output method as the Partnership believes this is a reasonable basis in determining how customers obtain the benefits of the Partnership’s services. For non-stand ready performance obligations, the Partnership generally recognizes revenue over time based on actual performance (current period volumes multiplied by the applicable rate per unit of volume) as the Partnership believes this accurately depicts the transfer of benefits to customers.

The Partnership did not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Partnership recognizes revenue at the amount to which the Partnership has the right to invoice for services performed.

3. ACQUISITIONS

PNGPC Acquisition

On February 28, 2017, the Partnership’s wholly-owned subsidiary, PBFX Operating Company LP (“PBFX Op Co”), acquired from PBF LLC all the issued and outstanding limited liability company interest of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) for an aggregate purchase price of $11,600 (the “PNGPC Acquisition”). PNGPC owns and operates an interstate natural gas pipeline which serves PBF Holding’s Paulsboro Refinery. In connection with the PNGPC Acquisition, PBFX constructed a new pipeline, which commenced services in August 2017 (the “Paulsboro Natural Gas Pipeline”).

In consideration for the PNGPC limited liability company interests, the Partnership delivered to PBF LLC (i) an $11,600 intercompany promissory note in favor of Paulsboro Refining Company LLC, a wholly-owned subsidiary of PBF Holding (the “Affiliate Note Payable”), (ii) an expansion rights and right of first refusal agreement in favor of PBF LLC with respect to the Paulsboro Natural Gas Pipeline and (iii) an assignment and assumption agreement with respect to certain outstanding litigation involving PNGPC and the existing pipeline. As the PNGPC Acquisition was considered a transfer of assets between entities under common control, the PNGPC assets and liabilities were transferred at their historical carrying value, whose net value was $11,538 as of February 28, 2017. The financial information contained herein of PBFX has been retrospectively adjusted to include the historical results of PNGPC as if it was owned by the Partnership for all periods presented. Net loss attributable to the PNGPC Acquisition prior to the effective date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss; therefore, there is no retrospective adjustment to net income per unit.

Knoxville Terminals Purchase

On April 16, 2018, the Partnership’s wholly-owned subsidiary, PLPT, completed the third-party Knoxville Terminals Purchase. The Knoxville Terminals consist of two refined product terminals located in Knoxville, Tennessee, which include product tanks, pipeline connections to the Colonial and Plantation pipeline systems and truck loading facilities.

The aggregate purchase price for the Knoxville Terminals Purchase was $58,000, plus working capital adjustments. The consideration was financed through a combination of cash on hand and borrowings under the Partnership’s Revolving Credit Facility (as defined in Note 6 “Debt” of the Notes to Condensed Consolidated Financial Statements).

PBFX accounted for the Knoxville Terminals Purchase as a business combination under GAAP whereby the Partnership recognizes assets acquired and liabilities assumed at their estimated fair values as of the date of acquisition. Any excess consideration transferred over the estimated fair values of the identifiable net assets acquired is recorded as goodwill. The fair value allocation is subject to adjustment pending completion of the final purchase valuation which was in process as of June 30, 2018.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

The total purchase consideration and the estimated fair values of the assets and liabilities at the acquisition date were as follows:

Purchase Price
Gross purchase price	$58,000
Working capital	356
Total consideration	$58,356

Fair Value Allocation
Prepaids and other current assets	$356
Property, plant and equipment	45,768
Intangibles	5,900
Goodwill	6,332
Estimated fair value of net assets acquired	$58,356

The Partnership’s condensed consolidated financial statements for the three and six months ended June 30, 2018 include the results of operations of the Knoxville Terminals since April 16, 2018, during which period the Knoxville Terminals contributed affiliate revenue of $159, third-party revenue of $1,580 and net income of $707. On an unaudited pro forma basis, the revenues and net income of PBFX assuming the acquisition had occurred on January 1, 2017, for the periods indicated, are shown below. The unaudited pro forma information does not purport to present what PBFX’s actual results would have been had the Knoxville Terminals Purchase occurred on January 1, 2017, nor is the financial information indicative of the results of future operations. The unaudited pro forma financial information includes the depreciation and amortization expense related to the acquisition and interest expense associated with the Knoxville Terminals Purchase financing.

	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017

Pro forma revenues	$136,369	$131,314
Pro forma net income attributable to PBF Logistics LP unitholders:	35,153	43,688
Pro forma net income available per limited partner units:
Common units - basic	$0.83	$1.03
Common units - diluted	0.83	1.03
Subordinated units - basic and diluted	—	1.06

Development Assets Acquisition

On July 31, 2018, the Partnership closed the Development Assets Acquisition. Pursuant to the Development Assets Contribution Agreements, the Partnership acquired from PBF LLC all of the issued and outstanding limited liability company interests of TRLC, whose assets consist of the Toledo Rail Products Facility, CLC, whose assets consist of the Chalmette Truck Rack and the Chalmette Rosin Yard, PTC, whose assets consist of the Paulsboro Lube Oil Terminal, and DSLC, whose assets consist of the Delaware Ethanol Storage Facility. In connection with the Development Asset Acquisition, the Partnership entered into various commercial agreements with PBF Holding and assumed a commercial agreement with a third-party. The Development Assets Acquisition closed on July 31, 2018 for total consideration of $31,586, or 1,494,134 common units to PBF LLC.

As the Development Assets Acquisition was considered a transfer of assets between entities under common control, TRLC’s, CLC’s, PTC’s and DSLC’s assets and liabilities were transferred at their historical carrying value, or $12,677 as of July 31, 2018. The financial information of PBFX contained herein has been retrospectively

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

adjusted to include the historical results of the Development Assets, with the exception of the Delaware Ethanol Storage Facility which is considered an asset purchase, as if the Development Assets were owned by the Partnership for all periods presented. Net loss attributable to the Development Assets Acquisition prior to the effective date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss; therefore, there is no retrospective adjustment to net income per unit.

The following tables present the Partnership’s statement of financial position and results of operations giving retrospective effect to the Development Assets Acquisition as of and for the periods presented.

	June 30, 2018
	PBF Logistics	Development Assets	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$19,681	$—	$19,681
Accounts receivable - affiliates	31,473	—	31,473
Accounts receivable	2,500	—	2,500
Prepaids and other current assets	1,551	—	1,551
Total current assets	55,205	—	55,205
Property, plant and equipment, net	710,412	12,495	722,907
Goodwill	6,332	—	6,332
Other non-current assets	5,807	—	5,807
Total assets	$777,756	$12,495	$790,251

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$6,745	$—	$6,745
Accounts payable and accrued liabilities	13,709	—	13,709
Deferred revenue	1,152	—	1,152
Total current liabilities	21,606	—	21,606
Long-term debt	603,581	—	603,581
Other long-term liabilities	1,825	—	1,825
Total liabilities	627,012	—	627,012

Commitments and contingencies (Note 8)

Equity:
Net investment - Predecessor	—	12,495	12,495
Common unitholders	(21,709)	—	(21,709)
IDR holder - PBF LLC	3,415	—	3,415
Total PBF Logistics LP equity	(18,294)	12,495	(5,799)
Noncontrolling interest	169,038	—	169,038
Total equity	150,744	12,495	163,239
Total liabilities and equity	$777,756	$12,495	$790,251

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

	December 31, 2017
	PBF Logistics	Development Assets	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$19,664	$—	$19,664
Accounts receivable - affiliates	40,817	—	40,817
Accounts receivable	1,423	—	1,423
Prepaids and other current assets	1,793	—	1,793
Total current assets	63,697	—	63,697
Property, plant and equipment, net	673,823	10,665	684,488
Goodwill	—	—	—
Other non-current assets	30	—	30
Total assets	$737,550	$10,665	$748,215

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$8,352	$—	$8,352
Accounts payable and accrued liabilities	19,794	—	19,794
Deferred revenue	1,438	—	1,438
Total current liabilities	29,584	—	29,584
Long-term debt	548,793	—	548,793
Other long-term liabilities	2,078	—	2,078
Total liabilities	580,455	—	580,455

Commitments and contingencies (Note 8)

Equity:
Net investment - Predecessor	—	10,665	10,665
Common unitholders	(17,544)	—	(17,544)
IDR holder - PBF LLC	2,736	—	2,736
Total PBF Logistics LP equity	(14,808)	10,665	(4,143)
Noncontrolling interest	171,903	—	171,903
Total equity	157,095	10,665	167,760
Total liabilities and equity	$737,550	$10,665	$748,215

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

	Three Months Ended June 30, 2018
	PBF Logistics	Development Assets	Consolidated Results

Revenue:
Affiliate	$63,785	$—	$63,785
Third-party	3,613	701	4,314
Total revenue	67,398	701	68,099

Costs and expenses:
Operating and maintenance expenses	19,111	1,613	20,724
General and administrative expenses	6,488	—	6,488
Depreciation and amortization	6,919	172	7,091
Total costs and expenses	32,518	1,785	34,303

Income (loss) from operations	34,880	(1,084)	33,796

Other expense:
Interest expense, net	(10,029)	—	(10,029)
Amortization of loan fees and debt premium	(396)	—	(396)
Net income (loss)	24,455	(1,084)	23,371
Less: Net loss attributable to Predecessor	—	(1,084)	(1,084)
Less: Net income attributable to noncontrolling interest	4,363	—	4,363
Net income attributable to the partners	20,092	—	20,092
Less: Net income attributable to the IDR holder	3,415	—	3,415
Net income attributable to PBF Logistics LP unitholders	$16,677	$—	$16,677

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

	Three Months Ended June 30, 2017
	PBF Logistics	Development Assets	Consolidated Results

Revenue:
Affiliate	$58,355	$—	$58,355
Third-party	3,974	687	4,661
Total revenue	62,329	687	63,016

Costs and expenses:
Operating and maintenance expenses	15,504	1,690	17,194
General and administrative expenses	6,098	—	6,098
Depreciation and amortization	5,710	147	5,857
Total costs and expenses	27,312	1,837	29,149

Income (loss) from operations	35,017	(1,150)	33,867

Other expense:
Interest expense, net	(7,509)	—	(7,509)
Amortization of loan fees	(377)	—	(377)
Net income (loss)	27,131	(1,150)	25,981
Less: Net loss attributable to Predecessor	—	(1,150)	(1,150)
Less: Net income attributable to noncontrolling interest	3,820	—	3,820
Net income attributable to the partners	23,311	—	23,311
Less: Net income attributable to the IDR holder	2,107	—	2,107
Net income attributable to PBF Logistics LP unitholders	$21,204	$—	$21,204

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

	Six Months Ended June 30, 2018
	PBF Logistics	Development Assets	Consolidated Results

Revenue:
Affiliate	$124,649	$—	$124,649
Third-party	6,788	1,402	8,190
Total revenue	131,437	1,402	132,839

Costs and expenses:
Operating and maintenance expenses	37,159	3,445	40,604
General and administrative expenses	10,779	—	10,779
Depreciation and amortization	13,414	320	13,734
Total costs and expenses	61,352	3,765	65,117

Income (loss) from operations	70,085	(2,363)	67,722

Other expense:
Interest expense, net	(19,614)	—	(19,614)
Amortization of loan fees and debt premium	(759)	—	(759)
Net income (loss)	49,712	(2,363)	47,349
Less: Net loss attributable to Predecessor	—	(2,363)	(2,363)
Less: Net income attributable to noncontrolling interest	8,385	—	8,385
Net income attributable to the partners	41,327	—	41,327
Less: Net income attributable to the IDR holder	6,370	—	6,370
Net income attributable to PBF Logistics LP unitholders	$34,957	$—	$34,957

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

	Six Months Ended June 30, 2017
	PBF Logistics	Development Assets	Consolidated Results

Revenue:
Affiliate	$114,557	$—	$114,557
Third-party	8,249	1,374	9,623
Total revenue	122,806	1,374	124,180

Costs and expenses:
Operating and maintenance expenses	31,273	3,590	34,863
General and administrative expenses	9,413	—	9,413
Depreciation and amortization	11,062	278	11,340
Total costs and expenses	51,748	3,868	55,616

Income (loss) from operations	71,058	(2,494)	68,564

Other expense:
Interest expense, net	(15,077)	—	(15,077)
Amortization of loan fees	(793)	—	(793)
Net income (loss)	55,188	(2,494)	52,694
Less: Net loss attributable to Predecessor	(150)	(2,494)	(2,644)
Less: Net income attributable to noncontrolling interest	7,419	—	7,419
Net income attributable to the partners	47,919	—	47,919
Less: Net income attributable to the IDR holder	3,793	—	3,793
Net income attributable to PBF Logistics LP unitholders	$44,126	$—	$44,126

Acquisition Expenses

PBFX incurred acquisition related costs of $669 and $1,152 for the three and six months ended June 30, 2018, respectively, primarily consisting of consulting and legal expenses related to the Knoxville Terminals Purchase and other pending and nonconsummated acquisitions. PBFX incurred acquisition related costs of $331 and $505 for the three and six months ended June 30, 2017, respectively, primarily consisting of consulting and legal expenses related to the PNGPC Acquisition and the purchase of the Toledo, Ohio refined products terminal assets from Sunoco Logistics Partners L.P. (the “Toledo Products Terminal Acquisition”). These costs are included in “General and administrative expenses.”

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

4. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	June 30, 2018 (a)	December 31, 2017
Land	$101,857	$99,707
Pipelines	334,897	333,609
Terminals and equipment	258,456	211,797
Storage facilities	90,877	90,373
Construction in progress	6,239	4,810
	792,326	740,296
Accumulated depreciation	(69,419)	(55,808)
Property, plant and equipment, net	$722,907	$684,488

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

Depreciation expense was $13,611 and $11,340 for the six months ended June 30, 2018 and 2017, respectively.

5. GOODWILL AND INTANGIBLES

Goodwill

On April 16, 2018, the Partnership’s wholly-owned subsidiary, PLPT, completed the Knoxville Terminals Purchase. As a result of the preliminary purchase price allocation, goodwill was recorded. Refer to Note 3 “Acquisitions” of the Notes to Condensed Consolidated Financial Statements for further discussion regarding the Knoxville Terminals Purchase and the preliminary purchase price allocation.

As of June 30, 2018, the carrying amount of goodwill was $6,332, all of which was allocated to the Transportation and Terminaling segment.

Intangibles

As a result of the preliminary purchase price allocation of the Knoxville Terminals Purchase, a customer relationship intangible was recorded. Refer to Note 3 “Acquisitions” of the Notes to Condensed Consolidated Financial Statements for further discussion regarding the Knoxville Terminals Purchase and the preliminary purchase price allocation.

As of June 30, 2018, intangibles consisted of the following:

	June 30, 2018	December 31, 2017
Customer relationships	$5,900	$—
Accumulated amortization	(123)	—
Total intangibles	$5,777	$—

Amortization expense was $123 and $0 for the six months ended June 30, 2018 and 2017, respectively. The Partnership estimates amortization expense of $590 a year for the next five years.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

6. DEBT

Total debt was comprised of the following:

	June 30, 2018	December 31, 2017
2023 Notes	$525,000	$525,000
Revolving Credit Facility (a)	84,000	29,700
Total debt outstanding	609,000	554,700
Unamortized debt issuance costs	(8,520)	(9,281)
Unamortized 2023 Notes premium	3,101	3,374
Net carrying value of debt	$603,581	$548,793
____________________
(a) PBFX had $4,010 outstanding letters of credit and $271,990 available under its five-year $360,000 revolving credit facility (the “Revolving Credit Facility”) as of June 30, 2018. During the six months ended June 30, 2018, PBFX paid down $9,700 and subsequently borrowed $64,000 to fund the Knoxville Terminals Purchase and other capital expenditures and working capital requirements. On July 30, 2018, PBFX entered into an amended and restated revolving credit facility (the “A&R Revolving Credit Facility”), that among other things, extended the maturity date from May 2019 to July 2023; as a result, the Revolving Credit Facility is classified as long-term on PBFX’s balance sheet. Refer to Note 12 “Subsequent Events” of the Notes to Condensed Consolidated Financial Statements for further discussion regarding the A&R Revolving Credit Facility.

Fair Value Measurement

A fair value hierarchy (Level 1, Level 2, or Level 3) is used to categorize fair value amounts based on the quality of inputs used to measure fair value. Accordingly, fair values derived from Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values derived from Level 2 inputs are based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are either directly or indirectly observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

The estimated fair value of the Revolving Credit Facility approximates its carrying value, categorized as a Level 2 measurement, as this borrowing bears interest based upon short-term floating market interest rates. The estimated fair value of the Partnership’s 6.875% Senior Notes due 2023 (the “2023 Notes”), categorized as a Level 2 measurement, was calculated based on the present value of future expected payments utilizing implied current market interest rates based on quoted prices of the 2023 Notes and was approximately $532,956 and $544,118 at June 30, 2018 and December 31, 2017, respectively. The carrying value and fair value of PBFX’s debt, exclusive of unamortized debt issuance costs and unamortized premium on the 2023 Notes, was approximately $609,000 and $616,956 as of June 30, 2018 and $554,700 and $573,818 as of December 31, 2017, respectively.

7. EQUITY

PBFX had 23,613,565 common units held by the public outstanding as of June 30, 2018. PBF LLC owns 18,459,497 of PBFX’s common units constituting an aggregate 43.9% limited partner interest in PBFX as of June 30, 2018.

Share Activity

PBFX’s partnership agreement, as amended, authorizes PBFX to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by PBFX’s general partner without the approval of the unitholders. It is possible that PBFX will fund future acquisitions through the issuance of additional common units, subordinated units or other partnership interests.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

The following table presents changes in PBFX common and subordinated units outstanding:

	Three Months Ended June 30,
	2018	2017
	Common Units	Common Units	Subordinated Units - PBF LLC
Balance at beginning of period	41,900,708	25,876,472	15,886,553
Vesting of phantom units, net of forfeitures	172,354	127,462	—
Conversion of subordinated units	—	15,886,553	(15,886,553)
Balance at end of period	42,073,062	41,890,487	—

	Six Months Ended June 30,
	2018	2017
	Common Units	Common Units	Subordinated Units - PBF LLC
Balance at beginning of period	41,900,708	25,844,118	15,886,553
Vesting of phantom units, net of forfeitures	172,354	159,816	—
Conversion of subordinated units	—	15,886,553	(15,886,553)
Balance at end of period	42,073,062	41,890,487	—

On July 31, 2018, the Partnership issued 1,494,134 common units, having an aggregate value of $31,586, to PBF LLC in connection with the Development Assets Acquisition.

Additionally, 217,171 of the Partnership’s phantom units issued under the PBFX 2014 Long-Term Incentive Plan (“LTIP”) vested and were converted into common units held by certain directors, officers and current and former employees of our general partner or its affiliates during the year ended December 31, 2017.

Holders of any additional common units PBFX issues will be entitled to share equally with the then-existing common unitholders in PBFX’s distributions of available cash.

Noncontrolling Interest

PBFX’s wholly-owned subsidiary, PBFX Op Co, holds a 50% controlling interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% interest in TVPC held by TVP Holding Company LLC (“TVP Holding”), a subsidiary of PBF Holding. PBFX Op Co is the sole managing member of TVPC. PBFX, through its ownership of PBFX Op Co, consolidates the financial results of TVPC, and records a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

Equity Activity

The following tables summarize the changes in the carrying amount of the Partnership’s equity during the six months ended June 30, 2018 and 2017:

	Net Investment	Common Units	IDR Holder	Noncontrolling Interest	Total
Balance at December 31, 2017	$10,665	$(17,544)	$2,736	$171,903	$167,760
Net loss attributable to Development Assets	(2,363)	—	—	—	(2,363)
Contributions to Development Assets	4,193	—	—	—	4,193
Quarterly distributions to unitholders (including IDRs)	—	(41,560)	(5,691)	—	(47,251)
Distributions to TVPC members	—	—	—	(11,250)	(11,250)
Net income attributable to the partners	—	34,957	6,370	8,385	49,712
Unit-based compensation expense	—	3,497	—	—	3,497
Other	—	(1,059)	—	—	(1,059)
Balance at June 30, 2018	$12,495	$(21,709)	$3,415	$169,038	$163,239

	Net Investment	Common Units	Subordinated Units - PBF	IDR Holder	Noncontrolling Interest	Total
Balance at December 31, 2016	$16,750	$241,275	$(276,083)	$1,266	$179,882	$163,090
Net loss attributable to Development Assets	(2,494)	—	—	—	—	(2,494)
Net loss attributable to PNGPC	(150)	—	—	—	—	(150)
Sponsor Contributions	7,852	—	—	—	—	7,852
Allocation of PNGPC assets acquired to unitholders	(11,538)	11,592	(54)	—	—	—
Distributions to PBF LLC related to the PNGPC Acquisition	—	(11,600)	—	—	—	(11,600)
Quarterly distributions to unitholders (including IDRs)	—	(24,129)	(14,457)	(2,951)	—	(41,537)
Distributions to TVPC members	—	—	—	—	(12,254)	(12,254)
Net income attributable to the partners	—	29,963	14,163	3,793	7,419	55,338
Unit-based compensation expense	—	3,708	—	—	—	3,708
Subordinated unit conversion to common units	—	(276,433)	276,433	—	—	—
Other	—	(4)	(2)	(1)	(1,000)	(1,007)
Balance at June 30, 2017	$10,420	$(25,628)	$—	$2,107	$174,047	$160,946

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

Cash Distributions

PBFX’s partnership agreement, as amended, sets forth the calculation to be used to determine the amount and priority of cash distributions that the common and subordinated unitholders and general partner will receive.

During the six months ended June 30, 2018, PBFX made distribution payments as follows:

Related Earnings Period:	Q4 2017	Q1 2018
Distribution date	March 14, 2018	May 30, 2018
Record date	February 28, 2018	May 15, 2018
Per unit	$0.4850	$0.4900
To public common unitholders	$11,369	$11,553
To PBF LLC	11,689	12,000
Total distribution	$23,058	$23,553

The allocation of total quarterly distributions to general and limited partners for the three and six months ended June 30, 2018 and 2017 is shown in the table below. The Partnership’s distributions are declared subsequent to quarter end (distributions of $0.4950 and $0.4700 per unit declared for the three months ended June 30, 2018 and 2017, respectively, and $0.4900 and $0.4600 per unit declared for the three months ended March 31, 2018 and 2017, respectively); therefore, the table represents total estimated distributions applicable to the period in which the distributions are earned:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
IDR - PBF LLC	$3,415	$2,107	$6,370	$3,793
Limited partners’ distributions:
Common	22,800	20,000	43,770	32,272
Subordinated - PBF LLC	—	—	—	7,308
Total distributions	26,215	22,107	50,140	43,373
Total cash distributions (1)	$25,866	$21,797	$49,419	$42,735
(1) Excludes phantom unit distributions which are accrued and paid upon vesting.

8. NET INCOME PER UNIT

Earnings in excess of distributions are allocated to the limited partners based on their respective percentage interests. Payments made to PBFX’s unitholders are determined in relation to actual distributions declared and are not based on the net income (loss) allocations used in the calculation of net income (loss) per unit.

Diluted net income per unit includes the effects of potentially dilutive units of PBFX’s common units that consist of unvested phantom units. There were 146,065 and 429,503 anti-dilutive phantom units for the three and six months ended June 30, 2018, respectively, compared to 74,750 and 393,439 anti-dilutive phantom units for the three and six months ended June 30, 2017, respectively. Basic and diluted net income per unit applicable to subordinated limited partners are the same because there are no potentially dilutive subordinated units outstanding.

In addition to the common and subordinated units, PBFX has also identified the general partner interest and IDRs as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners that is based on the weighted-average number of common units outstanding during the period. On July 31, 2018, PBFX funded the $31,586 purchase price of the Development Assets Acquisition through the issuance of 1,494,134 common units to PBF LLC.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

On June 1, 2017, following the May 31, 2017 payment of the cash distribution attributable to the second quarter of 2017, the requirements under PBFX’s partnership agreement, as amended, for the conversion of all subordinated units into common units were satisfied and the subordination period for such subordinated units ended. As a result, in the second quarter of 2017, each of the Partnership’s 15,886,553 outstanding subordinated units converted into common units and began participating pro rata with the other common units in distributions of available cash. The conversion did not impact the amount of the cash distribution paid or the total number of the Partnership’s outstanding units representing limited partner interests. The Partnership’s net income was allocated to the general partner, the limited partners, including the holders of the subordinated units through May 31, 2017 and IDR holders, in accordance with the partnership agreement.

When calculating basic earnings per unit under the two-class method for a master limited partnership, net income for the current reporting period is reduced by the amount of available cash that has been or will be distributed to the general partner, limited partners, and IDR holders for that reporting period. Net loss attributable to the Development Assets prior to the effective date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss; therefore, there is no retrospective adjustment to net income per unit for the periods presented. The following table shows the calculation of earnings less distributions:

	Three Months Ended June 30, 2018
	Limited Partner Common Units	IDRs - PBF LLC	Total
Net income attributable to the partners:
Distributions declared	$22,800	$3,415	$26,215
Earnings less distributions	(6,123)	—	(6,123)
Net income attributable to the partners	$16,677	$3,415	$20,092

Weighted-average units outstanding - basic	42,231,119
Weighted-average units outstanding - diluted	42,294,616

Net income per limited partner unit - basic	$0.39
Net income per limited partner unit - diluted	$0.39

	Three Months Ended June 30, 2017
	Limited Partner Common Units	Limited Partner Subordinated Units - PBF LLC	IDRs - PBF LLC	Total
Net income attributable to the partners:
Distributions declared	$20,000	$—	$2,107	$22,107
Earnings less distributions	(4,241)	5,445	—	1,204
Net income attributable to the partners	$15,759	$5,445	$2,107	$23,311

Weighted-average units outstanding - basic	31,428,577	10,649,228
Weighted-average units outstanding - diluted	31,485,563	10,649,228

Net income per limited partner unit - basic	$0.49	$0.52
Net income per limited partner unit - diluted	$0.49	$0.52

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

	Six Months Ended June 30, 2018
	Limited Partner Common Units	IDRs - PBF LLC	Total
Net income attributable to the partners:
Distributions declared	$43,770	$6,370	$50,140
Earnings less distributions	(8,813)	—	(8,813)
Net income attributable to the partners	$34,957	$6,370	$41,327

Weighted-average units outstanding - basic	42,176,202
Weighted-average units outstanding - diluted	42,190,136

Net income per limited partner unit - basic	$0.83
Net income per limited partner unit - diluted	$0.83

	Six Months Ended June 30, 2017
	Limited Partner Common Units	Limited Partner Subordinated Units - PBF LLC	IDRs - PBF LLC	Total
Net income attributable to the partners:
Distributions declared	$32,272	$7,308	$3,793	$43,373
Earnings less distributions	(2,309)	6,855	—	4,546
Net income attributable to the partners	$29,963	$14,163	$3,793	$47,919

Weighted-average units outstanding - basic	28,784,479	13,253,423
Weighted-average units outstanding - diluted	28,788,463	13,253,423

Net income per limited partner unit - basic	$1.04	$1.07
Net income per limited partner unit - diluted	$1.04	$1.07

9. COMMITMENTS AND CONTINGENCIES

Certain of PBFX’s assets are collocated with PBF Holding’s Delaware City Refinery, and are located in Delaware’s coastal zone where certain activities are regulated under the Delaware Coastal Zone Act (the “CZA”). Therefore, determinations regarding the CZA that impact the Delaware City Refinery may potentially adversely impact the Partnership’s assets even if the Partnership is not directly involved. The Delaware City Refinery is appealing a Notice of Penalty Assessment and Secretary’s Order issued in March 2017 (the “2017 Secretary’s Order”), including a $150 fine, alleging violation of a 2013 Secretary’s Order authorizing crude oil shipment by barge (the “2013 Secretary’s Order”). The Delaware Department of Natural Resources and Environmental Control’s (“DNREC”) determined that the Delaware City Refinery had violated the 2013 Secretary’s Order by failing to make timely and full disclosure to DNREC about the nature and extent of certain shipments and had misrepresented the number of shipments that went to other facilities. The Notice of Penalty Assessment and 2017 Secretary’s Order conclude that the 2013 Secretary’s Order was violated by the Delaware City Refinery by shipping crude oil from the Partnership’s Delaware City assets to three locations other than PBF Holding’s Paulsboro Refinery, on 15 days in 2014, making a total of 17 separate barge shipments containing approximately 35,700,000 gallons of crude oil in total. On April 28, 2017, the Delaware City Refinery appealed the Notice of Penalty Assessment and 2017

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

Secretary’s Order. On March 5, 2018, the Notice of Penalty Assessment was settled by DNREC, the Delaware Attorney General and the Delaware City Refinery for $100. The Delaware City Refinery made no admissions with respect to the alleged violations and agreed to request a CZA status decision prior to making crude oil shipments to destinations other than Paulsboro. The Delaware City Refinery has paid the penalty.

On December 28, 2016, DNREC issued a CZA permit (the “Ethanol Permit”) to the Delaware City Refinery allowing the utilization of existing tanks and existing marine loading equipment at their existing facilities to enable denatured ethanol to be loaded from storage tanks to marine vessels and shipped to offsite facilities. On January 13, 2017, the issuance of the Ethanol Permit was appealed by two environmental groups. On February 27, 2017, the Coastal Zone Industrial Board (the “Coastal Zone Board”) held a public hearing and dismissed the appeal, determining that the appellants did not have standing. The appellants filed an appeal of the Coastal Zone Board’s decision with the Delaware Superior Court (the “Superior Court”) on March 30, 2017. On January 19, 2018, the Superior Court rendered an Opinion regarding the decision of the Coastal Zone Board to dismiss the appeal of the Ethanol Permit for the ethanol project. The Judge determined that the record created by the Coastal Zone Board was insufficient for the Superior Court to make a decision, and therefore remanded the case back to the Coastal Zone Board to address the deficiency in the record. Specifically, the Superior Court directed the Coastal Zone Board to address any evidence concerning whether the appellants’ claimed injuries would be affected by the increased quantity of ethanol shipments. During the hearing before the Coastal Zone Board on standing, one of the appellants’ witnesses made a reference to the flammability of ethanol, without any indication of the significance of flammability/explosivity to specific concerns. Moreover, the appellants did not introduce at hearing any evidence of the relative flammability of ethanol as compared to other materials shipped to and from the refinery. However, the sole dissenting opinion from the Coastal Zone Board focused on the flammability/explosivity issue, alleging that the appellants’ testimony raised the issue as a distinct basis for potential harms. Once the Coastal Zone Board responds to the remand, it will go back to the Superior Court to complete its analysis and issue a decision.

On October 19, 2017, the Delaware City Refinery received approval from DNREC for the construction and operation of the ethanol marketing project to allow for a combined total loading of up to 10,000 barrels per day, on an annual average basis, of ethanol on to marine vessels at the marine piers and the terminal truck loading rack, subject to certain operational and emissions limitations as well as other conditions. On the same date, Delaware City Logistics Company LLC (“DCLC”) received DNREC approval for the construction of (i) four additional loading arms for each of lanes 4, 10 and 11 for purposes of loading ethanol at its truck loading rack and (ii) a vapor vacuum control system for loading lanes connected to the existing vapor recovery unit located at its terminal in Delaware City. This approval is also subject to certain operational and emission limitations as well as other conditions.

Environmental Matters

PBFX’s assets, along with PBF Energy’s refineries, are subject to extensive and frequently changing federal, state and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management and the characteristics and the composition of fuels. Compliance with existing and anticipated laws and regulations can increase the overall cost of operating the Partnership’s assets, including remediation, operating costs and capital costs to construct, maintain and upgrade equipment and facilities.

In connection with PBF Holding’s acquisition of the Delaware City Refinery assets, Valero Energy Corporation (“Valero”) remains responsible for certain pre-acquisition environmental obligations up to $20,000 and the predecessor to Valero in ownership of the refinery retains other historical obligations.

In connection with its acquisition of the Delaware City Refinery assets and the Paulsboro Refinery, PBF Holding and Valero purchased ten-year, $75,000 environmental insurance policies to insure against unknown environmental liabilities at each site. In connection with PBF Holding’s Toledo Refinery acquisition, Sunoco Inc.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

(R&M) remains responsible for environmental remediation for conditions that existed on the closing date for twenty years from March 1, 2011, subject to certain limitations.

In connection with its purchase of the four refined product terminals from Plains All American Pipeline, L.P. (“Plains”), the Partnership is responsible for the environmental remediation costs for conditions that existed on the closing date up to a maximum of $250 per year for ten years, with Plains remaining responsible for any and all additional costs above such amounts during such period. The environmental liability of $1,668 recorded as of June 30, 2018 ($1,923 as of December 31, 2017) represents the present value of expected future costs discounted at a rate of 1.83%. At June 30, 2018, the undiscounted liability is $1,815 and the Partnership expects to make aggregate payments for this liability of $1,250 over the next five years. The current portion of the environmental liability is recorded in “Accounts payable and accrued liabilities” and the non-current portion is recorded in “Other long-term liabilities.”

In connection with PBF Holding’s acquisition of the Torrance Refinery and related logistics assets, PBF Holding is responsible for all known and unknown environmental liabilities at each site acquired in connection with the acquisition. The total estimated liability of known environmental obligations associated with the San Joaquin Valley pipeline system, which consists of the M55, M1 and M70 crude pipeline systems including pipeline stations with storage capacity and truck unloading capacity (the “Torrance Valley Pipeline”), was approximately $192 as of June 30, 2018 ($256 as of December 31, 2017). In accordance with the contribution agreement associated with the Partnership’s acquisition of a 50% equity interest in TVPC from PBF LLC (the “TVPC Acquisition”), PBF Holding has indemnified the Partnership for any and all costs associated with environmental remediation for obligations that existed on or before August 31, 2016, including all known or unknown events, which includes the recorded liability of approximately $192. At June 30, 2018, the Partnership expects to make the full aggregate payment for this liability within the next five years. PBFX has recorded a receivable from PBF Holding in “Accounts receivable - affiliates” for such anticipated payments related to the known pre-existing Torrance Valley Pipeline environmental obligations for which PBFX is indemnified.

In connection with the purchase of the Toledo, Ohio refined products terminal assets from Sunoco Logistics Partners L.P. (“Sunoco”) by the Partnership’s wholly-owned subsidiary, PLPT, the Partnership did not assume and is currently not aware of any pre-existing environmental obligations. If pre-acquisition environmental obligations are identified, Sunoco is responsible for any liabilities up to $2,000 identified to have occurred since 2002. For liabilities arising prior to 2002, Sunoco is indemnified by the prior owner under an agreement between Sunoco and the prior owner, and the Partnership is entitled to be reimbursed for all amounts paid related to such liabilities on a full pass-through basis.

In connection with the Knoxville Terminals Purchase, the Partnership did not assume, and is currently not aware of, any pre-existing environmental obligations. Additionally, the Partnership and Cummins purchased a ten-year, $30,000 environmental insurance policy against unknown environmental liabilities. For items not covered by the insurance policy, Cummins remains responsible for pre-acquisition environmental obligations up to $5,800.

10. RELATED PARTY TRANSACTIONS

Commercial Agreements

PBFX currently derives the majority of its revenue from long-term, fee-based, MVC agreements with PBF Holding, supported by contractual fee escalations for inflation adjustments and certain increases in operating costs. PBFX believes the terms and conditions under these agreements, as well as the Omnibus Agreement (as defined below) and the Services Agreement (as defined below) each with PBF Holding, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.

See the recast 2017 Form 10-K for a more complete description of PBFX’s commercial agreements with PBF Holding, including those identified as leases, that were entered into prior to 2018.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

The following are commercial agreements entered into between PBFX and PBF Holding during 2018:

Agreements	Initiation Date	Initial Term	Renewals (a)	MVC	Force Majeure
Transportation and Terminaling
Amended and Restated Rail Agreements (b)	5/8/2014	7 years, 8 months	2 x 5	125,000 barrels per day (“bpd”)	PBFX or PBF Holding can declare
Knoxville Terminals Agreement- Terminaling Services	4/16/2018	5 years	Evergreen	Various (c)
Knoxville Terminals Agreement- Tank Lease (d)	4/16/2018	5 years	Evergreen	115,334 barrels (e)
Toledo Rail Loading Agreement	7/31/2018	7 years, 5 months	2 x 5	Various (f)
Chalmette Terminal Throughput Agreement	7/31/2018	1 year	Evergreen	N/A
Chalmette Rail Unloading Agreement	7/31/2018	7 years, 5 months	2 x 5	7,600 bpd
DSL Ethanol Throughput Agreement (d)	7/31/2018	7 years, 5 months	2 x 5	5,000 bpd
___________________

(a)	PBF Holding has the option to extend the agreements for up to two additional five-year terms, as applicable.

(b)
The Delaware City Rail Terminaling Services Agreement and the Delaware West Ladder Rack Terminaling Services Agreement each between Delaware City Terminaling Company LLC and PBF Holding were amended effective as of January 1, 2018 with the service fees thereunder being adjusted, including the addition of an ancillary fee paid by PBF Holding on an actual cost basis. In determining payments due under the Amended and Restated Rail Agreements, excess volumes throughput under the agreements shall apply against required payments in respect to the minimum throughput commitments on a quarterly basis and, to the extent not previously applied, on an annual basis against the MVCs.

(c)	The minimum throughput revenue commitment is $894 for year one, $1,788 for year two and $2,683 for year three and thereafter.

(d)	These commercial agreements with PBF Holding are considered leases.

(e)
Reflects the overall capacity as stipulated by the storage agreement. The storage MVC is subject to the effective operating capacity of each tank, which can be impacted by routine tank maintenance and other factors. PBF Holding is expected to take full shell capacity by the end of Q4 2018.

(f)
Under the Toledo Rail Loading Agreement, PBF Holding has minimum throughput commitments for (i) 30 railcars per day of products and (ii) 11.5 railcars per day of premium products. The Toledo Rail Loading Agreement also specifies a maximum throughput rate of 50 railcars per day.

Other Agreements

In addition to the commercial agreements described above, PBFX has entered into an omnibus agreement with PBF GP, PBF LLC and PBF Holding, which has been amended and restated in connection with certain of the Acquisitions from PBF. This agreement addresses the payment of an annual fee for the provision of various general and administrative services and reimbursement of salary and benefit costs for certain PBF Energy employees. On July 31, 2018, the Partnership entered into the Fifth Amended and Restated Omnibus Agreement (as amended, the “Omnibus Agreement”) in connection with the Development Assets Acquisition, resulting in an increase of the estimated annual fee to $7,000.

Additionally, PBFX has entered into an operation and management services and secondment agreement with PBF Holding and certain of its subsidiaries, pursuant to which PBF Holding and its subsidiaries provide PBFX with the personnel necessary for the Partnership to perform its obligations under its commercial agreements. PBFX

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

reimburses PBF Holding for the use of such employees and the provision of certain infrastructure-related services to the extent applicable to its operations, including storm water discharge and waste water treatment, steam, potable water, access to certain roads and grounds, sanitary sewer access, electrical power, emergency response, filter press, fuel gas, API solids treatment, fire water and compressed air. On July 31, 2018, the Partnership entered into the Sixth Amended and Restated Operation and Management Services and Secondment Agreement (as amended, the “Services Agreement”) in connection with the Development Assets Acquisition, resulting in an increase of the annual fee to $8,587. The Services Agreement will terminate upon the termination of the Omnibus Agreement, provided that the Partnership may terminate any service on 30-days’ notice.

Summary of Transactions

A summary of revenue and expense transactions with the Partnership’s affiliates, including expenses directly charged and allocated to the Partnership, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$63,785	$58,355	$124,649	$114,557
Operating and maintenance expenses	1,674	1,661	3,348	3,279
General and administrative expenses	1,737	1,630	3,437	3,284

11. SEGMENT INFORMATION

The Partnership’s operations are consolidated into operating segments, which are strategic business units that offer different services in various geographical locations. PBFX has evaluated the performance of each operating segment based on its respective operating income. The operating segments adhere to the accounting polices used for the consolidated financial statements, as described in Note 2 “Summary of Accounting Policies” of the Notes to Consolidated Financial Statements in the recast 2017 Form 10-K.

The Partnership’s operating segments are organized into two reportable segments, Transportation and Terminaling and Storage. Operations that are not included in either the Transportation and Terminaling or the Storage segments are included in Corporate.

The Partnership’s Transportation and Terminaling segment consists of operating segments that include product terminals, pipelines, crude unloading facilities and other facilities capable of transporting and handling crude oil, refined products and natural gas. The Partnership’s Storage segment consist of operating segments that include storage facilities capable of handling crude oil, refined products and intermediates.

Revenues are generated from third-party transactions as well as commercial agreements entered into with PBF Holding under which the Partnership receives fees for transportation, terminaling and storage of crude oil, refined products and natural gas. The Partnership does not have any foreign operations. Certain general and administrative expenses and interest and financing costs are included in Corporate as they are not directly attributable to a specific reporting segment. Identifiable assets are those used by the operating segment, whereas assets included in Corporate are principally cash, deposits and other assets that are not associated with operations specific to a reporting segment.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

	Three Months Ended June 30, 2018 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$61,133	$6,966	$—	$68,099
Depreciation and amortization expense	6,166	925	—	7,091
Income (loss) from operations	36,234	4,050	(6,488)	33,796
Interest expense, net and amortization of loan fees and debt premium	—	—	10,425	10,425
Capital expenditures, including the Knoxville Terminals Purchase	61,716	2	—	61,718

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

	Three Months Ended June 30, 2017 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$57,290	$5,726	$—	$63,016
Depreciation and amortization expense	5,237	620	—	5,857
Income (loss) from operations	36,638	3,327	(6,098)	33,867
Interest expense, net and amortization of loan fees and debt premium	—	—	7,886	7,886
Capital expenditures, including the Toledo Products Terminal Acquisition	32,541	4,378	—	36,919

	Six Months Ended June 30, 2018 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$118,804	$14,035	$—	$132,839
Depreciation and amortization expense	11,884	1,850	—	13,734
Income (loss) from operations	70,460	8,041	(10,779)	67,722
Interest expense, net and amortization of loan fees and debt premium	—	—	20,373	20,373
Capital expenditures, including the Knoxville Terminals Purchase	65,583	88	—	65,671

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

	Six Months Ended June 30, 2017 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$112,916	$11,264	$—	$124,180
Depreciation and amortization expense	10,119	1,221	—	11,340
Income (loss) from operations	71,400	6,577	(9,413)	68,564
Interest expense, net and amortization of loan fees and debt premium	—	—	15,870	15,870
Capital expenditures, including the Toledo Products Terminal Acquisition	48,012	8,552	—	56,564

	Balance at June 30, 2018 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$697,077	$84,489	$8,685	$790,251

	Balance at December 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$649,975	$86,760	$11,480	$748,215

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

12. SUBSEQUENT EVENTS

Cash distribution

On August 2, 2018, PBF GP’s board of directors announced a cash distribution, based on the results of the second quarter of 2018, of $0.4950 per unit. The distribution is payable on August 30, 2018 to PBFX unitholders of record at the close of business on August 15, 2018.

East Coast Storage Assets Acquisition

On July 16, 2018, PBFX entered into an agreement with Crown Point International, LLC, formerly known as Axeon Specialty Products LLC, to purchase its wholly-owned subsidiary, CPI Operations LLC (the “East Coast Storage Assets Acquisition”) for total consideration of $107,000, which is comprised of an initial payment at closing of $75,000 with the balance being payable one year after closing. The East Coast Storage Assets Acquisition is expected to close in the fourth quarter of 2018, subject to customary regulatory and other approvals.

Registered Direct Offering

On July 16, 2018, the Partnership entered into a common unit purchase agreement with certain funds managed by Tortoise Capital Advisors, L.L.C. providing for the issuance and sale in a registered direct offering (the “Registered Direct Offering”) of an aggregate of 1,775,750 common units for gross proceeds of approximately $35,000. The Registered Direct Offering closed on July 30, 2018.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

A&R Revolving Credit Facility

On July 30, 2018, PBFX amended and restated its Revolving Credit Facility dated May 14, 2014. Among other things, the A&R Revolving Credit Facility increases the maximum commitment available to PBFX from $360,000 to $500,000 and extends the maturity date to July 2023. The commitment fees on the unused portion, the interest rate on advances and the fees for letters of credit are consistent with the Revolving Credit Facility. The A&R Revolving Credit Facility contains representations, warranties and covenants by PBFX, as well as customary events of default and indemnification obligations that are consistent with, or more favorable to PBFX, than those in the Revolving Credit Facility.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS

DCLC, Delaware Pipeline Company LLC, Delaware City Terminaling Company LLC, Toledo Terminaling Company LLC, PLPT, PBFX Op Co, TVPC, PNGPC, TRLC, CLC, PTC and DSLC serve as guarantors of the obligations under the 2023 Notes. These guarantees are full and unconditional and joint and several. For purposes of the following footnote, the Partnership is referred to as “Issuer.” The indenture dated May 12, 2015, among the Partnership, PBF Logistics Finance Corporation (“PBF Logistics Finance”), the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, governs subsidiaries designated as “Guarantor Subsidiaries.” In addition, PBF LLC provides a limited guarantee of collection of the principal amount of the 2023 Notes, but is not otherwise subject to the covenants of the Indenture. Refer to PBF LLC’s condensed consolidated interim financial statements, which are included in its Quarterly Report on Form 10-Q.

The 2023 Notes were co-issued by PBF Logistics Finance. For purposes of the following footnote, PBF Logistics Finance is referred to as “Co-Issuer.” The Co-Issuer has no independent assets or operations.

The following supplemental combining and condensed consolidating financial information reflects the Issuer’s separate accounts, the combined accounts of the Guarantor Subsidiaries, the combining and consolidating adjustments and eliminations and the Issuer’s consolidated accounts for the dates and periods indicated. For purposes of the following combining and consolidating information, the Issuer’s investment in its subsidiaries and the Guarantor Subsidiaries’ investment in its subsidiaries are accounted for under the equity method of accounting.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS CONDENSED CONSOLIDATING BALANCE SHEET (a)

	June 30, 2018
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$8,116	$11,565	$—	$—	$19,681
Accounts receivable - affiliates	1	31,472	—	—	31,473
Accounts receivable	—	2,500	—	—	2,500
Prepaids and other current assets	568	983	—	—	1,551
Due from related parties	130,174	473,191	—	(603,365)	—
Total current assets	138,859	519,711	—	(603,365)	55,205
Property, plant and equipment, net	—	722,907	—	—	722,907
Goodwill	—	6,332	—	—	6,332
Other non-current assets	—	5,807	—	—	5,807
Investment in subsidiaries	942,071	—	—	(942,071)	—
Total assets	$1,080,930	$1,254,757	$—	$(1,545,436)	$790,251

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$2,322	$4,423	$—	$—	$6,745
Accounts payable and accrued liabilities	7,635	6,074	—	—	13,709
Deferred revenue	—	1,152	—	—	1,152
Due to related parties	473,191	130,174	—	(603,365)	—
Total current liabilities	483,148	141,823	—	(603,365)	21,606
Long-term debt	603,581	—	—	—	603,581
Other long-term liabilities	—	1,825	—	—	1,825
Total liabilities	1,086,729	143,648	—	(603,365)	627,012

Commitments and contingencies (Note 9)

Equity:
Net Investment - Predecessor	12,495	942,071	—	(942,071)	12,495
Common unitholders	(21,709)	—	—	—	(21,709)
IDR holder - PBF LLC	3,415	—	—	—	3,415
Total PBF Logistics LP equity	(5,799)	942,071	—	(942,071)	(5,799)
Noncontrolling interest	—	169,038	—	—	169,038
Total equity	(5,799)	1,111,109	—	(942,071)	163,239
Total liabilities and equity	$1,080,930	$1,254,757	$—	$(1,545,436)	$790,251
(a) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING BALANCE SHEET

	December 31, 2017
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$10,909	$8,755	$—	$—	$19,664
Accounts receivable - affiliates	1	40,816	—	—	40,817
Accounts receivable	—	1,423	—	—	1,423
Prepaids and other current assets	571	1,222	—	—	1,793
Due from related parties	64,162	388,737	—	(452,899)	—
Total current assets	75,643	440,953	—	(452,899)	63,697
Property, plant and equipment, net	—	684,488	—	—	684,488
Other non-current assets	—	30	—	—	30
Investment in subsidiaries	866,922	—	—	(866,922)	—
Total assets	$942,565	$1,125,471	$—	$(1,319,821)	$748,215

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$2,022	$6,330	$—	$—	$8,352
Accounts payable and accrued liabilities	7,156	12,638	—	—	19,794
Deferred revenue	—	1,438	—	—	1,438
Due to related parties	388,737	64,162	—	(452,899)	—
Total current liabilities	397,915	84,568	—	(452,899)	29,584
Long-term debt	548,793	—	—	—	548,793
Other long-term liabilities	—	2,078	—	—	2,078
Total liabilities	946,708	86,646	—	(452,899)	580,455

Commitments and contingencies (Note 9)

Equity:
Net Investment - Predecessor	10,665	866,922	—	(866,922)	10,665
Common unitholders	(17,544)	—	—	—	(17,544)
IDR holder - PBF LLC	2,736	—	—	—	2,736
Total PBF Logistics LP equity	(4,143)	866,922	—	(866,922)	(4,143)
Noncontrolling interest	—	171,903	—	—	171,903
Total equity	(4,143)	1,038,825	—	(866,922)	167,760
Total liabilities and equity	$942,565	$1,125,471	$—	$(1,319,821)	$748,215

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (a)

	Three Months Ended June 30, 2018
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue:
Affiliate	$—	$63,785	$—	$—	$63,785
Third-party	—	4,314	—	—	4,314
Total revenue	—	68,099	—	—	68,099

Costs and expenses:
Operating and maintenance expenses	—	20,724	—	—	20,724
General and administrative expenses	6,488	—	—	—	6,488
Depreciation and amortization	—	7,091	—	—	7,091
Total costs and expenses	6,488	27,815	—	—	34,303

Income (loss) from operations	(6,488)	40,284	—	—	33,796

Other income (expense):
Equity in earnings of subsidiaries	40,284	—	—	(40,284)	—
Interest expense, net	(10,029)	—	—	—	(10,029)
Amortization of loan fees and debt premium	(396)	—	—	—	(396)
Net income	23,371	40,284	—	(40,284)	23,371
Less: Net loss attributable to Predecessor	—	(1,084)	—	—	(1,084)
Less: Net income attributable to noncontrolling interest	—	4,363	—	—	4,363
Net income attributable to the partners	23,371	37,005	—	(40,284)	20,092
Less: Net income attributable to the IDR holder	3,415	—	—	—	3,415
Net income attributable to PBF Logistics LP unitholders	$19,956	$37,005	$—	$(40,284)	$16,677
(a) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (a)

	Three Months Ended June 30, 2017
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue:
Affiliate	$—	$58,355	$—	$—	$58,355
Third-party	—	4,661	—	—	4,661
Total revenue	—	63,016	—	—	63,016

Costs and expenses:
Operating and maintenance expenses	—	17,194	—	—	17,194
General and administrative expenses	6,098	—	—	—	6,098
Depreciation and amortization	—	5,857	—	—	5,857
Total costs and expenses	6,098	23,051	—	—	29,149

Income (loss) from operations	(6,098)	39,965	—	—	33,867

Other income (expense):
Equity in earnings of subsidiaries	39,965	—	—	(39,965)	—
Interest expense, net	(7,509)	—	—	—	(7,509)
Amortization of loan fees	(377)	—	—	—	(377)
Net income	25,981	39,965	—	(39,965)	25,981
Less: Net loss attributable to Predecessor	—	(1,150)	—	—	(1,150)
Less: Net income attributable to noncontrolling interest	—	3,820	—	—	3,820
Net income attributable to the partners	25,981	37,295	—	(39,965)	23,311
Less: Net income attributable to the IDR holder	2,107	—	—	—	2,107
Net income attributable to PBF Logistics LP unitholders	$23,874	$37,295	$—	$(39,965)	$21,204
(a) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (a)

	Six Months Ended June 30, 2018
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue:
Affiliate	$—	$124,649	$—	$—	$124,649
Third-party	—	8,190	—	—	8,190
Total revenue	—	132,839	—	—	132,839

Costs and expenses:
Operating and maintenance expenses	—	40,604	—	—	40,604
General and administrative expenses	10,779	—	—	—	10,779
Depreciation and amortization	—	13,734	—	—	13,734
Total costs and expenses	10,779	54,338	—	—	65,117

Income (loss) from operations	(10,779)	78,501	—	—	67,722

Other income (expense):
Equity in earnings of subsidiaries	78,501	—	—	(78,501)	—
Interest expense, net	(19,614)	—	—	—	(19,614)
Amortization of loan fees and debt premium	(759)	—	—	—	(759)
Net income	47,349	78,501	—	(78,501)	47,349
Less: Net loss attributable to Predecessor	—	(2,363)	—	—	(2,363)
Less: Net income attributable to noncontrolling interest	—	8,385	—	—	8,385
Net income attributable to the partners	47,349	72,479	—	(78,501)	41,327
Less: Net income attributable to the IDR holder	6,370	—	—	—	6,370
Net income attributable to PBF Logistics LP unitholders	$40,979	$72,479	$—	$(78,501)	$34,957
(a) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (a)

	Six Months Ended June 30, 2017
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue:
Affiliate	$—	$114,557	$—	$—	$114,557
Third-party	—	9,623	—	—	9,623
Total revenue	—	124,180	—	—	124,180

Costs and expenses:
Operating and maintenance expenses	—	34,863	—	—	34,863
General and administrative expenses	9,413	—	—	—	9,413
Depreciation and amortization	—	11,340	—	—	11,340
Total costs and expenses	9,413	46,203	—	—	55,616

Income (loss) from operations	(9,413)	77,977	—	—	68,564

Other income (expense):
Equity in earnings of subsidiaries	77,977	—	—	(77,977)	—
Interest expense, net	(15,077)	—	—	—	(15,077)
Amortization of loan fees	(793)	—	—	—	(793)
Net income	52,694	77,977	—	(77,977)	52,694
Less: Net loss attributable to Predecessor	—	(2,644)	—	—	(2,644)
Less: Net income attributable to noncontrolling interest	—	7,419	—	—	7,419
Net income attributable to the partners	52,694	73,202	—	(77,977)	47,919
Less: Net income attributable to the IDR holder	3,793	—	—	—	3,793
Net income attributable to PBF Logistics LP unitholders	$48,901	$73,202	$—	$(77,977)	$44,126
(a) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (a)

	Six Months Ended June 30, 2018
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income	$47,349	$78,501	$—	$(78,501)	$47,349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	13,734	—	—	13,734
Amortization of loan fees and debt premium	759	—	—	—	759
Unit-based compensation expense	3,497	—	—	—	3,497
Equity in earnings of subsidiaries	(78,501)	—	—	78,501	—
Changes in operating assets and liabilities:
Accounts receivable - affiliates	—	9,344	—	—	9,344
Accounts receivable	—	(1,077)	—	—	(1,077)
Prepaids and other current assets	3	239	—	—	242
Accounts payable - affiliates	300	(1,907)	—	—	(1,607)
Accounts payable and accrued liabilities	(161)	(5,165)	—	—	(5,326)
Amounts due to (from) related parties	18,442	(18,442)	—	—	—
Deferred revenue	—	(286)	—	—	(286)
Other assets and liabilities	(1,049)	(253)	—	—	(1,302)
Net cash (used in) provided by operating activities	(9,361)	74,688	—	—	65,327

Cash flows from investing activities:
Knoxville Terminals Purchase	—	(58,000)	—	—	(58,000)
Expenditures for property, plant and equipment	—	(7,671)	—	—	(7,671)
Investment in subsidiaries	(850)	—	—	850	—
Net cash used in investing activities	$(850)	$(65,671)	$—	$850	$(65,671)
(a) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (Continued) (a)

	Six Months Ended June 30, 2018
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from financing activities:
Distributions to unitholders	$(46,611)	$—	$—	$—	$(46,611)
Contribution from parent	—	5,043	—	(850)	4,193
Distributions to TVPC members	—	(11,250)	—	—	(11,250)
Proceeds from revolving credit facility	64,000	—	—	—	64,000
Repayment of revolving credit facility	(9,700)	—	—	—	(9,700)
Deferred financing costs and other	(271)	—	—	—	(271)
Net cash provided by (used in) financing activities	7,418	(6,207)	—	(850)	361

Net change in cash and cash equivalents	(2,793)	2,810	—	—	17
Cash and cash equivalents at beginning of year	10,909	8,755	—	—	19,664
Cash and cash equivalents at end of period	$8,116	$11,565	$—	$—	$19,681
(a) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (a)

	Six Months Ended June 30, 2017
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income	$52,694	$77,977	$—	$(77,977)	$52,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	11,340	—	—	11,340
Amortization of loan fees	793	—	—	—	793
Unit-based compensation expense	3,708	—	—	—	3,708
Equity in earnings of subsidiaries	(77,977)	—	—	77,977	—
Changes in operating assets and liabilities:
Accounts receivable - affiliates	29	5,425	—	—	5,454
Accounts receivable	—	2,412	—	—	2,412
Prepaids and other current assets	(644)	49	—	—	(595)
Accounts payable - affiliates	7,642	(591)	—	—	7,051
Accounts payable and accrued liabilities	2,284	4,128	—	—	6,412
Amounts due to (from) related parties	30,409	(30,409)	—	—	—
Deferred revenue	—	277	—	—	277
Other assets and liabilities	(7)	(1,102)	—	—	(1,109)
Net cash provided by operating activities	18,931	69,506	—	—	88,437

Cash flows from investing activities:
Toledo Products Terminal Acquisition	—	(10,097)	—	—	(10,097)
Expenditures for property, plant and equipment	—	(46,467)	—	—	(46,467)
Purchase of marketable securities	(75,036)	—	—	—	(75,036)
Maturities of marketable securities	115,060	—	—	—	115,060
Investment in subsidiaries	(4,072)	—	—	4,072	—
Net cash provided by (used in) investing activities	$35,952	$(56,564)	$—	$4,072	$(16,540)
(a) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, UNIT AND PER UNIT DATA)

13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (Continued) (a)

	Six Months Ended June 30, 2017
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from financing activities:
Distributions to unitholders	$(40,998)	$—	$—	$—	$(40,998)
Distributions to TVPC members	—	(12,254)	—	—	(12,254)
Contribution from parent	—	11,924	—	(4,072)	7,852
Repayment of term loan	(39,664)	—	—	—	(39,664)
Net cash used in financing activities	(80,662)	(330)	—	(4,072)	(85,064)

Net change in cash and cash equivalents	(25,779)	12,612	—	—	(13,167)
Cash and cash equivalents at beginning of year	52,133	12,088	—	—	64,221
Cash and cash equivalents at end of period	$26,354	$24,700	$—	$—	$51,054
(a) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.